EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated September 19, 1997, included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 2-71781, 2-90852, 33-2555, 33-11449, 33-26930, 33-37310, 33-53180, 33-59096,
33-64965, 33-64961, 33-64967) and previously filed Registration Statement on Form S-3 (File No. 33-64980).



Arthur Andersen LLP




San Juan, Puerto Rico
September 19, 1997